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                                                              Exhibit 99.(j)(ii)

                           UNDISCOVERED MANAGERS FUNDS

                               UM INVESTMENT TRUST


                               POWERS OF ATTORNEY

     The undersigned whose signatures appear below hereby constitute and appoint George Gatch, Patricia Maleski, Sharon Weinberg, Steven Ungerman, Michael Maye, Judy Bartlett, Joseph Bertini, Wayne Chan, Paul DeRusso, Lai Ming Fung, Mary Squires, Michael Ciotola, Arthur Jensen, Martin Dean, Alaina Metz, Ryan Louvar, Lisa Hurley and Thomas Smith, and each of them, their true and lawful attorneys and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable any of the investment companies named above (each, a "Company") to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the "Acts"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Company's Registration Statement on Form N-1A or N-2, as applicable, and any other registration statements pursuant to said Acts ,including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a trustee and/or officer of a Company any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.


     This Powers of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.





/s/ William J. Armstrong                           /s/ Robert J. Higgins
-------------------------                          ----------------------------
William J. Armstrong                               Robert J. Higgins



/s/ Roland R. Eppley, Jr.                          /s/ William G. Morton, Jr.
 ------------------------                          ----------------------------
Roland R. Eppley, Jr.                              William G. Morton, Jr.



/s/ Ann Maynard Gray                               /s/ Fergus Reid, III
-------------------------                          ----------------------------
Ann Maynard Gray                                   Fergus Reid, III



/s/ Dr. Matthew Goldstein                          /s/ James J. Schonbachler
-------------------------                          ----------------------------
Dr. Matthew Goldstein                              James J. Schonbachler



/s/ Matthew Healey                                 /s/ Leonard M. Spalding, Jr.
-------------------------                          ----------------------------
Matthew Healey                                     Leonard M. Spalding, Jr.